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                                                                    EXHIBIT 4.2
                                                                 CONFORMED COPY
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                                 KINDER MORGAN
                             ENERGY PARTNERS, L.P.


                                     ISSUER

                                      AND


                      WACHOVIA BANK, NATIONAL ASSOCIATION


                                    TRUSTEE

                            ------------------------


                          FIRST SUPPLEMENTAL INDENTURE


                          DATED AS OF AUGUST 23, 2002

                    TO INDENTURE DATED AS OF AUGUST 19, 2002

                            ------------------------

                    $125,000,000 7.30% SENIOR NOTES DUE 2033

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                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE, dated as of August 23, 2002 (the "Supplemental Indenture"), to the Indenture, dated as of August 19, 2002 (the "Original Indenture" and, as so amended and supplemented by this Supplemental Indenture, the "Indenture"), between KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee").


                           RECITALS OF THE PARTNERSHIP

         WHEREAS, pursuant to the Original Indenture, the Partnership established and issued a series of its Securities (as defined in the Indenture) designated as its 7.30% Senior Notes due 2033 (the "2033 Securities") in the initial aggregate principal amount of $375,000,000;

         WHEREAS, Sections 301 and 901 of the Indenture provide that the Partnership may, so long as no Event of Default has occurred and is continuing, reopen the series represented by the 2033 Securities to issue additional Securities of such series, which shall form a single series with the other 2033 Securities and shall have the same terms, without consent of any Holder;

         WHEREAS, the Partnership represents that no Event of Default has occurred and is continuing;

         WHEREAS, the Partnership desires to reopen such series and issue $125,000,000 principal amount of additional 2033 Securities which will be part of the same series as the 2033 Securities, have the same CUSIP number and have the same terms as the 2033 Securities;

         WHEREAS, the conditions set forth in the Original Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Partnership and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Original Indenture have been done.

         NOW THEREFORE:

         Pursuant to Sections 301 and 901 of the Indenture, the series of 2033 Securities established by the Original Indenture is hereby reopened and there is hereby authorized for issuance, authentication and delivery $125,000,000 principal amount of additional 2033 Securities (the "Additional 2033 Securities") of the same series as the 2033 Securities initially issued under the Original Indenture, and in consideration of the premises and the purchase and acceptance of the Additional 2033 Securities by the Holders thereof, the Partnership mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of




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the 2033 Securities, that the Original Indenture is hereby supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                   ARTICLE ONE

                      SCOPE OF THIS SUPPLEMENTAL INDENTURE

         Section 1.1 Changes, Etc. Applicable Only to the 2033 Securities. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 2033 Securities (including the Additional 2033 Securities), and shall not apply to the other series of Securities issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

                                   ARTICLE TWO

                      AMENDMENTS TO THE ORIGINAL INDENTURE

         Section 2.1 Amendments to Original Indenture. The Original Indenture is hereby amended and supplemented as follows:

         (a) The series of 2033 Securities established by the Original Indenture is hereby reopened for the issuance of Additional 2033 Securities in an aggregate principal amount of $125,000,000, which shall form a single series with the 2033 Securities, with the same CUSIP number, and shall have the same terms as the 2033 Notes, except that the Additional 2033 Securities will be issued on August 23, 2002. Interest on the Additional 2033 Securities shall accrue from August 19, 2002. A copy of the forms of face and reverse of the 2033 Securities, including the Additional 2033 Securities, are set forth in Sections 202 and 203, respectively, of the Original Indenture.

         (b) All references in the Original Indenture and the form of face and reverse of the 2033 Security set forth in the Original Indenture to the 2033 Securities shall be amended, supplemented and deemed to include the Additional 2033 Securities issued hereunder.

         (c) Section 101 of the Original Indenture is hereby amended by the deletion of the definition of "Registration Rights Agreement" and the substitution in the lieu thereof of the following:

                           "Registration Rights Agreement" means, as applicable,
                  the Registration Rights Agreement, dated as of August 19, 2002, between the Partnership and Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Wachovia Securities, Inc., RBC Dominion Securities Corporation, SunTrust Capital Markets, Inc. Banc One Capital Markets,, Inc. and Credit Lyonnais Securities (USA) Inc., as the same shall be amended from time to time, or the Registration Rights Agreement, dated as of August 23, 2002, between the Partnership and J.P. Morgan Securities Inc., as the same shall be amended from time to time.



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         (d) The Additional 2033 Securities shall be subject to, and be entitled to the benefits of the Original Indenture, as amended hereby.

                                  ARTICLE THREE

                                  MISCELLANEOUS

         Section 3.1 Defined Terms. Unless otherwise provided in this Supplemental Indenture, all defined terms used in this Supplemental Indenture shall have the meanings assigned to them in the Original Indenture.

         Section 3.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be.

         Section 3.3 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 3.4 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Partnership shall bind its successors and assigns, whether so expressed or not.

         Section 3.5 Separability Clause. In case any provision in this Supplemental Indenture or in the 2033 Securities (including the Additional 2033 Securities) shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.6 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the 2033 Securities (including the Additional 2033 Securities), express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and Holders of 2033 Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         Section 3.7 Governing Law. This Supplemental Indenture and the 2033 Securities (including the Additional 2033 Securities) shall be governed by and construed in accordance with the law of the State of New York.

         Section 3.8 Acceptance by Trustee. The Trustee accepts the amendments to the Original Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Partnership, and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.



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         Section 3.9 Counterparts. This Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which so executed shall be an original, but such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                   KINDER MORGAN ENERGY PARTNERS, L.P.


                                   By:  Kinder Morgan G.P., Inc.,
                                        its General Partner,

                                   By:  Kinder Morgan Management, LLC,
                                        its Delegate


                                   By:  /s/ Joseph Listengart
                                        ------------------------------------
                                        Name:  Joseph Listengart
                                        Title: Vice President, General Counsel
                                               and Secretary

                                   WACHOVIA BANK, NATIONAL ASSOCIATION


                                   By:  /s/ R. Douglas Milner
                                        ------------------------------------
                                        Name:  R. Douglas Milner
                                        Title: Vice President